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                                                                    EXHIBIT 10.3

[FAIRCHILD SEMICONDUCTOR LOGO]

                          DEFERRED STOCK UNIT AGREEMENT

PARTICIPANT: Mark Thompson   EMPLOYEE ID: ____________   GLOBAL ID: ____________

DATE OF GRANT: December 1, 2004

NUMBER OF DEFERRED STOCK UNITS GRANTED: 50,000

THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company", "we", "our" or "us") and the Participant named above ("you" or "yours"). This Agreement sets forth the terms and conditions governing the grant of the Deferred Stock Units ("Units") specified above, and is made under and granted in accordance with the Employment Agreement entered into between you and Fairchild Semiconductor Corporation on the effective date hereof, as such Employment Agreement may be amended or restated from time to time (the "Employment Agreement"). Capitalized terms used and not defined in this Agreement shall have the meanings given to them in the Fairchild Semiconductor Stock Plan (the "Plan"). This Agreement consists of this document, any related Settlement Election Form, the Employment Agreement and the Plan, it being understood and agreed that the grant of Units is not made under the Plan but shall be governed as if made under the Plan. Any conflict between the terms of the Employment Agreement and the Plan shall be resolved in favor of the Employment Agreement, read without reference to the Plan.

You and the Company agree as follows:

1. APPLICATION OF    This Agreement and your rights under this Agreement are
PLAN;                subject to all the terms and conditions of the Plan, as it
ADMINISTRATION       may be amended from time to time, as well as to such rules and regulations as the Committee may adopt. It is expressly understood that the Committee that administers the Plan is authorized to administer, construe and make all determinations necessary or appropriate to the administration of Units awarded under this Agreement, all of which shall be binding upon you to the extent permitted by the Plan and not inconsistent with the Employment
                     Agreement.

2.VESTING            Subject to accelerated vesting as specified in the
                     Employment Agreement, the Units will vest (becoming "Vested
                     Units") on the following Vesting Dates if you are employed by or in the service of the Company or an Affiliate on
                     those dates:
                                                         Percentage Vested
                                                       (including portion that
                     Vesting Date                     vested the preceding year)

                     1st Anniversary of Grant Date............   25%
                     2nd Anniversary of Grant Date............   50%
                     3rd Anniversary of Grant Date............   75%
                     4th Anniversary of Grant Date............  100%

                     provided that your Units will vest upon a Change In Control (as defined under Section 409A of the Internal Revenue
                     Code) as if such event also constituted a Change in Control under the terms of the Employment Agreement, but any accelerated vesting as a result of a Change in Control shall not be recognized as a Settlement Date or other distributable event except to the extent permitted under that Code Section and specified in your Settlement Election Form.

3. RIGHTS AS         You will not be entitled to any privileges of ownership of
STOCKHOLDER          the shares of Common Stock underlying your Units(the
                     "Shares") unless and until Shares are actually delivered to you under this Agreement.

4. DIVIDENDS         You will be credited with additional Deferred Stock Units
                     having a value equal to declared dividends, if any, with record dates that occur prior to the settlement of any Units as if such Units had been actual Shares, based on the Fair Market Value of a Share on the applicable dividend payment date. Any such additional Deferred Stock Units shall be considered Units under this Agreement and shall also be credited with additional Deferred Stock Units as dividends, if any, are declared, and shall be subject to the same restrictions and conditions as Units with respect to which they were credited. Notwithstanding the foregoing, no such additional Deferred Stock Units will be credited with respect to any dividend in connection with which Units are adjusted pursuant to Section 3(c) of the Plan.

5. SETTLEMENT OF     (a) Time of Settlement. Each Vested Unit will be settled by
UNITS the delivery of one Share to you or, in the event of your death, to your designated beneficiary, promptly following the date or dates (any such date, the "Settlement Date") you have elected on the attached Settlement Election Form. You may change the Settlement Election Date one time only, and only to a later date, as provided in the Settlement Election Form.
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                     (b) Termination Prior to Settlement Date. If your
                         employment or service with the Company is terminated prior to any Settlement Date, your Units will be treated as specified in the Settlement Election Form.

6. TRANSFERABILITY   Your Units are not transferable, whether voluntarily or
                     involuntarily, by operation of law or otherwise, except as provided in the Plan. Any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of your Units made, or any attachment, execution, garnishment, or lien issued against or placed upon the Units, other than as so permitted, shall be void.

7. TAXES             (a) Social Security and Medicare Taxes. You may be subject to Social Security tax, and you will be subject to Medicare tax on the date or dates your Units become Vested Units under Section 2 above, based on the Fair Market Value of the Shares underlying the Units that vest. The Company will pay such taxes on your behalf, including any income, Social Security and Medicare taxes attributable to the Company's payment of such taxes. Payments on your behalf will be reflected in your compensation for federal, state and local income tax purposes.

                     (b) Income Taxes. You will be subject to U.S. federal
                         income tax on the Settlement Date, based on the Fair Market Value of Shares received in settlement of Vested Units. YOU WILL BE SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL SUCH INCOME TAXES, AS WELL AS FOR ANY OTHER STATE, LOCAL OR NON-U.S. TAXES THAT MAY BE RELATED TO YOUR RECEIPT OF THE SHARES. Not later than 90 days before any scheduled Settlement Date, you must arrange with the Company for the timely payment of all withholding taxes the Company is obligated to collect from you and remit to U.S. and other applicable tax authorities.

                     (c) Tax Impact. The explanation of tax consequences above
                         is based on current tax law and is subject to change. You are encouraged to consult a personal tax or financial advisor concerning the tax effect of this Agreement (and your Settlement Election rights) on your particular situation. The Company does not guarantee the tax results described above and will not be liable for any different tax effect on you.

8. MISCELLANEOUS     (a) This Agreement shall not confer upon you any right to
                         continue as an employee, or otherwise in the service, of the Company or any Affiliate, nor shall this Agreement interfere in any way with the Company's or such Affiliate's right to terminate your employment or service at any time.

                     (b) Without limiting the generality of Section 1 above,
                         with the approval of the Board, and subject to the terms of the Plan, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect your rights under this Agreement without your consent.

                     (c) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required.

                     (d) To the extent not preempted by U.S. federal law, this
                         Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                     (e) Section 409A of the Internal Revenue Code, as enacted
                         in the American Jobs Creation Act of 2004 and amended thereafter, is hereby incorporated into this Agreement together with applicable regulations to be promulgated under that statute. The parties intend to operate this Agreement in compliance with that statute notwithstanding any provisions of this Agreement, the Plan, or any related Settlement Election Form to the contrary, and will amend this Agreement as necessary to comply with that statute, all to the extent necessary to avoid adverse or unintended tax effects for you, the Company or both.

9. SIGNATURES        By the signatures below, the Participant and the authorized representative of the Company acknowledge agreement to this Deferred Stock Unit Agreement as of the Grant Date specified above.

                                                     FAIRCHILD SEMICONDUCTOR
                     PARTICIPANT:                    INTERNATIONAL, INC.

                     /s/ Mark Thompson               /s/ Kirk P. Pond
                     -----------------               ----------------
                     Mark Thompson                   Kirk P. Pond
                                                     Chairman, President and CEO

TO ACCEPT YOUR DSU GRANT:

         1.       Sign BOTH copies of this Deferred Stock Unit Agreement;

         2.       Sign the BOTH copies of the Settlement Election Form;

         3.       Retain one copy of each for your records;

         4.       Return one copy of each in the enclosed envelope.

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[FAIRCHILD SEMICONDUCTOR LOGO]

                  DEFERRED STOCK UNIT SETTLEMENT ELECTION FORM

This Settlement Election Form relates to the following grant of Deferred Stock
Units:

PARTICIPANT: Mark Thompson   EMPLOYEE ID: ____________   GLOBAL ID: ____________

DATE OF GRANT: December 1, 2004

NUMBER OF DEFERRED STOCK UNITS GRANTED: 50,000

1. SETTLEMENT        CHECK ONLY ONE OPTION:

ELECTION _____ SPECIFIED DATE. Subject to Sections 2 and 3 below, I elect to have all Vested Units that I may hold under the Deferred Stock Unit Award Agreement to which this election relates settled by delivery of Shares to me on ____________________, which date is at least one year following the Grant Date of such Units. If the date specified occurs before the last scheduled Vesting Date under this grant, then Units that vest after such specified date will be settled promptly following any such subsequent Vesting Date(s).

                     __X__ VESTING DATES. Subject to Sections 2 and 3 below, I elect to have Vested Units that I may hold under the Deferred Stock Unit Award Agreement to which this election relates settled by delivery of Shares to me promptly following each date or dates on which vesting of Units occurs.

2. AUTOMATIC         I hereby acknowledge and agree that (a) if my employment is
SETTLEMENT UPON      terminated for any reason other than Cause, Death or
EARLIER              Disability (as defined under Section 409A of the Internal
TERMINATION          Revenue Code), any Vested Units will be settled on the
                     first anniversary of my termination date, (b) if my employment is terminated for Cause, all units will be immediately forfeited, and (c) if my employment is terminated for Death or Disability (as defined under Section 409A of the Internal Revenue Code), any Vested
                     Units will be settled following my termination date.

3. ONE-TIME          I understand that, once, but only once, I can change my
CHANGE OF            election to a Settlement Date that is at least 5 years
ELECTION PERMITTED   later than the date indicated in Section 1 above by filing a new Settlement Election Form with the Company at any time on or before the day (the "Change Deadline Day") that falls one year before the earliest Settlement Date that would occur based on my election in Section 1. I understand that I cannot change my election after the Change Deadline Day, that a change in my election will not take effect until one year after it is made, and that I cannot change my election more than once. If the Change Deadline Day falls on a day that is not a business day for the Company, then the last day to change the election in Section 1 will be the last business day to occur before the Change Deadline Day. Any new Settlement Election Form will revoke the previously filed Settlement Election Form, except that, if any Settlement Date purportedly elected on the new form does not comply with the above timing rules, then such new form will have no effect and the previously elected Settlement
                     Date shall continue to apply.

4. SIGNATURE         PARTICIPANT:                             DATED AS OF:

                     /s/ Mark Thompson                        December 1, 2004
                     ---------------------
                     Mark Thompson

TO ACCEPT YOUR DSU GRANT:

         1.       Sign BOTH copies of the Deferred Stock Unit Agreement;

         2.       Sign the BOTH copies of this Settlement Election Form;

         3.       Retain one copy of each for your records;

         4.       Return one copy of each in the enclosed envelope.